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EXHIBIT 99(A)

WHITE MOUNTAINS CONTINUES STRONG GROWTH IN BOOK VALUE
Book value per share up to $281; an annualized growth rate of 18%

HAMILTON, Bermuda (July 31, 2003)—White Mountains Insurance Group, Ltd. ended the second quarter of 2003 with a fully converted tangible book value per share of $281, an annualized increase of 18% (including dividends) from $259 at year-end. The Company's comprehensive net income for the second quarter of 2003 was $163 million, compared to $137 million in the second quarter of 2002. For the first six months of 2003, comprehensive net income was $254 million compared to $756 million in the comparable 2002 period, which included $660 million of income resulting from a change in accounting principles.

CEO Ray Barrette said, "We are building shareholder value at a good clip in every one of our businesses: insurance, reinsurance and investments. With insurance markets remaining disciplined, we expect strong performance to continue for the foreseeable future."

Pre-tax income for the quarter was $124 million compared to a loss of $13 million in the same quarter last year. For the first six months, pre-tax income was $270 million compared to a loss of $22 million in the first six months of last year.

OneBeacon

OneBeacon's pre-tax income for the second quarter of 2003 was $139 million, well above the prior year's second quarter, which was $33 million. The GAAP combined ratio was 98% for the second quarter of 2003 compared to 109% for the second quarter of 2002. This includes the cost of incentive compensation, which amounted to 5 points on the combined ratio in the quarter, due to substantially improved results on a smaller book and a higher stock price.

For the first six months of 2003, OneBeacon's pre-tax income was $278 million with a GAAP combined ratio of 98%. For the comparable period of 2002, pre-tax income was $41 million with a GAAP combined ratio of 109%.

John Cavoores, President of OneBeacon, said, "I am very pleased with our operating performance in the second quarter. The GAAP combined ratio for our core operations was 92%, which more than offset some adverse results in our shrinking non-core business. Personal lines and specialty lines continue to deliver solid results, each with combined ratios of 91%, while we saw a big improvement in commercial lines, which reported a combined ratio of 96%. While the overall business is still shrinking as planned, we are seeing good growth from specialty lines, personal lines is on plan and, for the first time since June 2001, our commercial business grew over prior year for the months of May and June."

Net written premiums for the second quarter of 2003 were $485 million, down from $687 million in the second quarter of 2002. Net written premiums on core operations, which are comprised of personal and commercial lines business in the Northeast and specialty business, were $445 million compared to $533 million in the second quarter of 2002. Net written premiums for the first six months of 2003 were $980 million, down from $1.4 billion in the first six months of 2002. Net written premiums on core operations were $895 million in the first six months of 2003, compared to $1.1 billion in the first six months of 2002.

Reinsurance

Pre-tax income for White Mountains' Reinsurance segment was $63 million for the second quarter of 2003, more than double the $25 million for the second quarter of 2002. For the first six months of 2003, pre-tax income was $109 million versus $55 million in the comparable prior year period.

Folksamerica's GAAP combined ratio was 95% in the second quarter of 2003, compared to 100% in the second quarter of 2002. Folksamerica's net written premiums increased 23% from the second quarter of 2002 to the second quarter of 2003, while gross written premiums increased 46%. Folksamerica's GAAP combined ratio was 94% for the first six months of 2003, compared to 95% for the first six months of 2002 (101% when excluding a reduction in reinsurance recoverable allowance originally established in connection with the PCA Property & Casualty Insurance Company acquisition). Net written premiums increased 42% from the first six months of 2002 to the first six months of 2003, while gross written premiums increased 55%. During June of 2003, A.M. Best upgraded its financial strength rating for Folksamerica to "A" ("Excellent").

Steve Fass, CEO of Folksamerica, said, "Folksamerica had another great quarter with all underwriting divisions contributing to our financial performance. In addition, Folksamerica was very pleased that A.M. Best upgraded our financial strength rating during the quarter. The upgrade is particularly significant in today's environment of heightened concerns about the financial strength of our industry. To our brokers and customers, this upgrade reaffirms our position as a lead reinsurer and as one of the strongest reinsurers in the industry."

White Mountains' reinsurance segment consists of Folksamerica, White Mountains Underwriting, Ltd. ("WMU"), Fund American Re, and White Mountains' investment in Montpelier.

Other Operations

White Mountains' other operations segment reported a pre-tax loss of $78 million for the second quarter of 2003, compared to a pre-tax loss of $71 million for the second quarter of 2002. Year to date, the pre-tax loss was $117 million versus a pre-tax loss of $118 million in the first six months of 2002. The other operations segment losses for each period was principally the result of financing, purchase accounting and compensation expenses at the holding company level.

At the May 2003 board meeting, performance shares previously issued to Jack Byrne and other non-management directors were terminated early in light of the proposed independence standards for directors. The payments approved by the board are reflected in the second quarter results.

Investment and Financing Activities

John Gillespie, chief investment officer for the group, said, "Stocks and bonds rallied in the second quarter, and we rode the rising tide. Our investment strategy remains to keep the duration of our bond portfolio relatively short, while gradually accumulating value equities."

Pre-tax income included $90 million of realized gains in the quarter compared to realized losses of $3 million in the second quarter of 2002. For the first six months of 2003, realized gains were $148 million compared to realized losses of $3 million in the first half of 2002. Unrealized gains were $77 million in the quarter compared to $145 million in the second quarter of 2002. For the first six months of 2003, unrealized gains were $66 million compared to $110 million in the first six months of 2002.

White Mountains recently completed a $700 million unsecured senior note offering in May, the proceeds of which, along with existing cash resources, were utilized to fully repay borrowings outstanding under its existing credit facility. As a result, White Mountains has increased its financial flexibility and reduced its annual effective interest rate on its borrowings from 7.0% to 5.9%. Financial flexibility was further enhanced by a $2 billion shelf registration statement, which was recently declared effective by the Securities and Exchange Commission.

David Foy, White Mountains' CFO, commented that "the $2 billion shelf, coupled with our existing resources, strengthens our ability to capitalize on expansion opportunities."

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company's website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before Thursday, August 14, 2003 and urges shareholders to refer to that document for more complete information concerning White Mountains' financial results.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The information contained in this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains':

  •
  growth in book value per share or return on equity;

  •
  business strategy;

  •
  financial and operating targets or plans;

  •
  incurred losses and the adequacy of its loss and loss adjustment expense reserves;

  •
  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

  •
  expansion and growth of our business and operations; and

  •
  future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

  •
  the continued availability of capital and financing;

  •
  general economic, market or business conditions;

  •
  business opportunities (or lack thereof) that may be presented to it and pursued;

  •
  competitive forces, including the conduct of other property and casualty insurers and reinsurers

  •
  changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;

  •
  an economic downturn or other economic conditions adversely affecting its financial position;

  •
  loss reserves established subsequently proving to have been inadequate; and

  •
  other factors, most of which are beyond White Mountains' control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share and per share amounts)

	(Unaudited) June 30, 2003		December 31, 2002
Assets
Fixed maturity investments, at fair value	$6,638.7		$6,669.1
Short-term investments, at fair value	2,197.0		1,790.6
Common equity securities, at fair value	376.5		275.0
Other investments	212.8		164.7

Total investments	9,425.0		8,899.4
Reinsurance recoverable on unpaid losses	3,814.4		4,071.9
Reinsurance recoverable on paid losses	150.3		159.8
Insurance premiums receivable	583.9		615.0
Reinsurance premiums receivable	257.1		215.5
Accounts receivable on unsettled investment sales	1,466.7		160.8
Investments in unconsolidated insurance affiliates	456.7		399.9
Deferred tax asset	332.1		430.0
Deferred acquisition costs	239.3		244.9
Ceded unearned premiums	163.7		163.9
Other assets	633.2		672.5

Total assets	$17,522.4		$16,033.6

Liabilities
Loss and loss adjustment expense reserves	$8,286.5		$8,875.3
Unearned insurance and reinsurance premiums	1,433.8		1,514.4
Accounts payable on unsettled investment purchases	2,587.0		495.2
Debt	740.5		793.2
Funds held under reinsurance treaties	184.8		262.4
Other liabilities	1,233.2		1,285.3

Total liabilities	14,465.8		13,225.8

Convertible preference shares	—		219.0
Minority interest—preferred stock of subsidiaries	187.3		180.9
Common shareholders' equity
Common shares and paid-in surplus	1,402.4		1,129.3
Retained earnings	1,192.3		1,071.9
Accumulated other comprehensive income, after tax	274.6		206.7

Total common shareholders' equity	2,869.3		2,407.9

Total liabilities, convertible preference shares, minority interest and common shareholders' equity	$17,522.4		$16,033.6

Common shares outstanding (000's)	9,002	sh	8,351	sh
Common and equivalent shares outstanding (000's)	10,782	sh	10,806	sh

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE

(Unaudited)

	June 30, 2003	March 31, 2003	December 31, 2002
Book value per share numerators:	(millions)
Common shareholders' equity	$2,869.3	$2,485.2	$2,407.9
Proceeds from assumed exercise of outstanding Warrants	300.0	300.0	300.0
Benefits to be received from share obligations under employee benefit plans	7.5	7.6	8.8
Remaining accretion of subsidiary preferred stock to face value	(132.7)	(136.0)	(139.1)

Book value per share numerator	3,044.1	2,656.8	2,577.6
Conversion of convertible preference shares to Common Shares	—	230.5	219.0
Unamortized deferred credits and goodwill	(15.7)	—	—

Fully converted tangible book value per common and equivalent share numerator	$3,028.4	$2,887.3	$2,796.6

Book value per share denominators:	(thousands)
Common Shares outstanding	9,002.4	8,357.1	8,351.4
Common Shares issuable upon exercise of outstanding Warrants	1,724.2	1,724.2	1,714.3
Share obligations under employee benefits plans	55.4	56.2	61.9

Book value per share denominator	10,782.0	10,137.5	10,127.6
Conversion of convertible preference shares to Common Shares	—	678.0	678.0

Fully converted tangible book value per common and equivalent share denominator	10,782.0	10,815.5	10,805.6

Book value per share	$282.33	$262.08	$254.52
Fully converted tangible book value per common and equivalent share	280.88	266.96	258.82

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Earned insurance and reinsurance premiums	$755.2	$898.4	$1,558.2	$1,857.8
Net investment income	73.0	101.4	151.6	188.1
Net realized gains (losses) on investments	90.0	(2.5)	148.2	(2.6)
Other revenue	22.9	12.4	47.4	52.4

Total revenues	941.1	1,009.7	1,905.4	2,095.7

Expenses:
Loss and loss adjustment expenses	511.4	666.6	1,034.0	1,373.0
Insurance and reinsurance acquisition expenses	149.5	192.4	307.4	386.3
General and administrative expenses	129.4	118.9	239.4	271.5
Accretion of fair value adjustment to loss and loss adjustment expense reserves	14.2	27.4	28.4	51.4
Interest expense	12.5	17.5	26.1	35.7

Total expenses	817.0	1,022.8	1,635.3	2,117.9

Pretax income (loss)	124.1	(13.1)	270.1	(22.2)
Tax benefit (provision)	(44.7)	6.0	(90.8)	19.0

Net income (loss) before minority interest, accounting changes and equity in earnings of unconsolidated subsidiaries	79.4	(7.1)	179.3	(3.2)
Accretion of subsidiary preferred stock to face value	(3.3)	(2.6)	(6.4)	(5.0)
Dividends on subsidiary preferred stock	(7.5)	(7.5)	(15.1)	(15.1)
Equity in earnings of unconsolidated insurance affiliates	15.8	3.6	28.7	4.6

Net income (loss) from continuing operations	84.4	(13.6)	186.5	(18.7)
Cumulative effect of changes in accounting principles	—	—	—	660.2
Excess of fair value of acquired net assets over cost	—	7.1	—	7.1

Net income (loss)	84.4	(6.5)	186.5	648.6

Unrealized gains on investments	77.2	144.5	66.4	109.8
Foreign currency translation	.9	(1.2)	1.5	(2.0)

Comprehensive net income	$162.5	$136.8	$254.4	$756.4

Computation of net income (loss) available to common shareholders:
Net income (loss)	$84.4	$(6.5)	$186.5	$648.6
Redemption value adjustment—convertible preference shares	(38.0)	—	(49.5)	—

Net income (loss) available to common shareholders	$46.4	$(6.5)	$137.0	$648.6

Basic earnings per common share:
Net income (loss) from continuing operations	$5.38	$(1.66)	$16.21	$(2.29)
Net income (loss)	5.38	(.79)	16.21	79.25
Diluted earnings per common share:
Net income (loss) from continuing operations	$4.77	$(1.68)	$14.56	$(2.31)
Net income (loss)	4.77	(.81)	14.56	79.23

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

YTD SEGMENT INCOME STATEMENT

(in millions)

For the Six Months Ended June 30, 2003

	OneBeacon	Reinsurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,107.8	$435.3	$15.1	$1,558.2
Net investment income	123.1	26.8	1.7	151.6
Net realized gains (losses)	129.7	25.4	(6.9)	148.2
Other revenue	1.4	37.0	9.0	47.4

Total revenues	1,362.0	524.5	18.9	1,905.4

Expenses:
Loss and loss adjustment expenses	734.4	288.1	11.5	1,034.0
Insurance and reinsurance acquisition expenses	203.1	95.3	9.0	307.4
General and administrative expenses	146.2	31.6	61.6	239.4
Accretion of fair value adjustment to loss and lae reserves	—	—	28.4	28.4
Interest expense	—	1.0	25.1	26.1

Total expenses	1,083.7	416.0	135.6	1,635.3

Pretax income (loss)	$278.3	$108.5	$(116.7)	$270.1

For the Six Months Ended June 30, 2002

	OneBeacon	Reinsurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,552.6	$290.7	$14.5	$1,857.8
Net investment income (expense)	162.4	29.3	(3.6)	188.1
Net realized gains (losses)	14.6	(2.9)	(14.3)	(2.6)
Other revenue	0.1	19.5	32.8	52.4

Total revenues	1,729.7	336.6	29.4	2,095.7

Expenses:
Loss and loss adjustment expenses	1,174.9	187.9	10.2	1,373.0
Insurance and reinsurance acquisition expenses	314.6	70.0	1.7	386.3
General and administrative expenses	199.7	22.5	49.3	271.5
Accretion of fair value adjustment to loss and lae reserves	—	—	51.4	51.4
Interest expense	—	1.0	34.7	35.7

Total expenses	1,689.2	281.4	147.3	2,117.9

Pretax income (loss)	$40.5	$55.2	$(117.9)	$(22.2)

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT INCOME STATEMENT

(in millions)

For the Three Months Ended June 30, 2003

	OneBeacon	Reinsurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$538.4	$209.6	$7.2	$755.2
Net investment income	58.4	13.8	0.8	73.0
Net realized gains (losses)	71.9	24.7	(6.6)	90.0
Other revenue	0.9	17.4	4.6	22.9

Total revenues	669.6	265.5	6.0	941.1

Expenses:
Loss and loss adjustment expenses	366.4	139.3	5.7	511.4
Insurance and reinsurance acquisition expenses	98.0	45.8	5.7	149.5
General and administrative expenses	66.0	17.4	46.0	129.4
Accretion of fair value adjustment to loss and lae reserves	—	—	14.2	14.2
Interest expense	—	0.5	12.0	12.5

Total expenses	530.4	203.0	83.6	817.0

Pretax income (loss)	$139.2	$62.5	$(77.6)	$124.1

For the Three Months Ended June 30, 2002

	OneBeacon	Reinsurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$743.4	$147.6	$7.4	$898.4
Net investment income (expense)	84.9	18.2	(1.7)	101.4
Net realized gains (losses)	12.6	—	(15.1)	(2.5)
Other revenue	0.1	10.5	1.8	12.4

Total revenues	841.0	176.3	(7.6)	1,009.7

]Expenses:
Loss and loss adjustment expenses	555.4	105.6	5.6	666.6
Insurance and reinsurance acquisition expenses	156.7	34.8	0.9	192.4
General and administrative expenses	95.9	10.2	12.8	118.9
Accretion of fair value adjustment to loss and lae reserves	—	—	27.4	27.4
Interest expense	—	0.5	17.0	17.5

Total expenses	808.0	151.1	63.7	1,022.8

Pretax income (loss)	$33.0	$25.2	$(71.3)	$(13.1)

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS

(unaudited)

	OneBeacon
Six Months Ended June 30, 2003							Folksamerica
				Total Core
	Personal	Commercial	Specialty		Non-Core	Total
GAAP Ratios
Loss and LAE	64%	64%	57%	62%	88%	66%	66%
Expense	29%	34%	32%	31%	33%	32%	28%

Total Combined	93%	98%	89%	93%	121%	98%	94%

Dollars in millions
Net written premiums	$417.6	$232.4	$244.9	$894.9	$84.7	$979.6	$436.1
Earned insurance premiums	$469.3	$215.1	$239.8	$924.2	$183.6	$1,107.8	$400.8

Six Months Ended June 30, 2002	OneBeacon						Folksamerica
	Personal	Commercial	Specialty	Total Core	Non-Core	Total
GAAP Ratios
Loss and LAE	78%	69%	59%	72%	82%	76%	64%
Expense	25%	34%	31%	28%	41%	33%	31%

Total Combined	103%	103%	90%	100%	123%	109%	95%

Dollars in millions
Net written premiums	$603.9	$262.7	$205.6	$1,072.2	$331.0	$1,403.2	$307.7
Earned insurance premiums	$492.1	$288.7	$199.5	$980.3	$572.3	$1,552.6	$280.5

	OneBeacon
Three Months Ended June 30, 2003							Folksamerica
				Total Core
	Personal	Commercial	Specialty		Non-Core	Total
GAAP Ratios
Loss and LAE	63%	65%	59%	62%	102%	68%	66%
Expense	28%	31%	32%	30%	33%	30%	29%

Total Combined	91%	96%	91%	92%	135%	98%	95%

Dollars in millions
Net written premiums	$216.3	$111.9	$116.9	$445.1	$40.3	$485.4	$197.6
Earned insurance premiums	$233.7	$106.0	$121.4	$461.1	$77.3	$538.4	$192.8

	OneBeacon
Three Months Ended June 30, 2002							Folksamerica
				Total Core
	Personal	Commercial	Specialty		Non-Core	Total
GAAP Ratios
Loss and LAE	77%	69%	64%	72%	80%	75%	71%
Expense	25%	35%	28%	28%	45%	34%	29%

Total Combined	102%	104%	92%	100%	125%	109%	100%

Dollars in millions
Net written premiums	$306.5	$124.0	$102.2	$532.7	$154.7	$687.4	$161.1
Earned insurance premiums	$255.6	$133.6	$101.1	$490.3	$253.1	$743.4	$141.2

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WHITE MOUNTAINS CONTINUES STRONG GROWTH IN BOOK VALUE Book value per share up to $281; an annualized growth rate of 18%
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (millions, except share and per share amounts)
WHITE MOUNTAINS INSURANCE GROUP, LTD. FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE (Unaudited)
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (millions, except per share amounts) (Unaudited)
WHITE MOUNTAINS INSURANCE GROUP, LTD. YTD SEGMENT INCOME STATEMENT (in millions)
WHITE MOUNTAINS INSURANCE GROUP, LTD. QTD SEGMENT INCOME STATEMENT (in millions)
WHITE MOUNTAINS INSURANCE GROUP, LTD. SUMMARY OF GAAP RATIOS AND PREMIUMS (unaudited)